UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 17, 2012
GAMETECH INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-23401 (Commission File Number)	33-0612983 (IRS Employer Identification No.)

8850 Double Diamond Parkway Reno, Nevada (Address of principal executive offices)		89521 (Zip Code)
(775) 850-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

SIGNATURES

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2012, James Robertson notified GameTech International, Inc. (the “Company”) of his resignation as the Company’s the President, Chief Executive Officer, General Counsel, Corporate Secretary, as a member of the Company’s Compliance Committee, and from any other positions held by Mr. Robertson relating to the Company and its subsidiaries.  Mr. Robertson’s resignation as to all positions became effective as of August 17, 2012.  Mr. Robertson resigned to pursue another employment opportunity.  Mr. Robertson’s resignation was not a result of any known disagreement with the Company regarding the Company’s operations, policies or practices.

The Company may retain Mr. Robertson as a consultant to assist with strategic initiatives and other transitional matters relating to the Company, however, the scope and terms of this proposed consulting arrangement have yet to be determined.

The Company’s Board of Directors does not intend to appoint a succeeding President or Chief Executive Officer at this time, but plans to rely upon the Company’s existing senior management team to fulfill the duties and responsibilities of the President and Chief Executive Office.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GAMETECH INTERNATIONAL, INC.
By:	/s/ Andrew Robinson
Andrew E. Robinson
Senior Vice President & CFO

Date: August 22, 2012